Amendment #2 to Convertible Promissory Note

Originally Dated November 14, 2012

This Amendment to the Convertible Promissory Note originally entered into between Amarantus Biosciences, Inc. ("Amarantus") and Dominion Capital, LLC ("Dominion") on November 14, 2012 (the "Original Agreement") is entered into on this 25th day of January, 2013.

Whereas, the parties desire to amend the Original Agreement to adjust the Installment Payments (Article 1, Section 1.1), Amortization Payment Schedule, and the Share Reservation; all on the terms set forth herein

NOW THEREFORE, the parties agree as follows:

Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

"1.1 Purchase Price.

The Borrower and Holder agree that the Purchase Price for the Note shall be $2,000,000.00. Dominion Capital, LLC will fund installment payments of:

. $10,000 by November 14, 2012;
. $ 140,000 by November 20, 2012;
. $150,000 by November 30, 2012;
. $150,000 by December 14, 2012;
. $ 150,000 by December 21, 2012;
. $250,000 by January 30, 2013;
. $250,000 by February 15, 2013;
. $250,000 by March 15, 2013;
. $250,000 by March 29, 2013;
. $200,000 by April 12, 2013; and
. $200,000 by April 26, 2013.

Section 1.2 of the Original Agreement is hereby amended in its entirety to read as follows:

"1.1 Amortization Payments.

Starting on May 14, 2013, the Borrower shall begin to redeem the outstanding principal and interest of this Note (each, an "Amortization Payment") in accordance with the attached Amortization Schedule (Appendix A.) Each Amortization Payment shall, at the option of the Borrower, be made in cash or, subject to the Borrower complying with the Equity Conditions described in section 1.3, be made in Common Stock.

 Appendix A of the Oiginal Agreement is hereby amended in its entirety to read as follows:

Amortization Payments:	Principal plus (Interest)	Timing
First Payment:	$10,000.00+ ($1,000.00)	May 14, 2013
Second Payment:	$140,000.00 + ($14,000.00)	May 20, 2013
Third Payment:	$150,000.00 + ($15,000.00)	May 30, 2013
Fourth Payment:	$150,000.00 + ($15,000.00)	June 14, 2013
Fifth Payment:	$150,000.00 + ($25,000.00)	June 21, 2013
Sixth Payment:	$250,000.00 + ($25,000.00)	August 1, 2013
Seventh Payment:	$250,000.00 + ($25,000.00)	August 15, 2013
Eighth Payment:	$250,000.00 + ($25,000.00)	September 16, 2013
Ninth Payment:	$250,000.00 + ($25,000.00)	September 30, 2013
Tenth Payment:	$200,000.00 + ($20,000.00)	October 14, 2013
Eleventh Payment:	$200,000.00 + ($20.000.00)	October 28, 2013
Total:	$2,000,000 + $200,000	$2,200,000

The share reservation with VStock Transfer LLC is to be amended as follows:

An additional 20,000,000 shares are to be immediately added to the current share reservation of 30,000,000 shares for the Convertible Promissory Note dated 11/14/2012.

All other terms and conditions of the Original Agreement shall remain in full force and effect, unless modified by this Amendment. This amendment shall be governed and construed under the laws of the State of New York, without regard to its conflict of laws provision.

AMARANTUS BIOSCIENCE, INC.	Dominion Capital, LLC
By:/s/ Marc E. Faerber	By:/s/ Mikhail Gurevich
Marc E. Faerber, CFO on behalf of	Mikhail Gurevich, Managing Member
Gerald Commisiong, CEO
Date: 1/28/13

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